Exhibit 4.3

                          ISLAND HOLDING COMPANY, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT


                  THIS STOCK OPTION AGREEMENT (the "Agreement"), made as of the 1st day of February, 2002 (the "Grant Date"), between Island Holding Company, Inc. (the "Company"), and Alex Goor (the "Optionee").

                  WHEREAS, the Company has determined to grant an option to acquire the Company's common stock to the Optionee as provided herein inrrecognition of consultation services that the Optionee has provided to the Company in the past while in the employ of Datek Online Holdings Corp. ("Datek") and in order to provide an incentive to the Optionee to provide such services to the Company in the future through his continued employment by Datek.

                  NOW, THEREFORE, the parties hereto agree as follows:

1.       Grant of Option.

         1.1 The Company hereby grants to the Optionee the right and option (the"Option") to purchase all or any part of an aggregate of 10,000 Shares, subject to, and in accordance with, the terms and conditions set forth in this Agreement.

                  1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

2.       Exercise Price.

                  The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $11.06 per Share.

3.       Duration of Option.

                  The Option shall be exercisable to the extent and in the manner provided herein for a period beginning on the Grant Date and ending on February 1, 2012 (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.

4.       Vesting; Exercisability of Option.

                  4.1 This Option shall vest with respect to twenty-five percent (25%) of the total number of Shares subject to this Option on each of the first four (4) anniversaries of the day next preceding the Grant Date, in each case, if the Optionee is in the employ or service of Datek or the Company on such anniversary. Any fractional number of shares of common stock resulting from the application of the foregoing percentages shall be rounded to the next higher whole number of shares of common stock. The Committee may accelerate the vesting of this Option or any portion hereof at any time.

                  4.2 The Optionee shall be entitled to exercise the vested portion of this Option at any time on or after the occurrence of an Exercise Event. The portion of this Option that becomes vested after the occurrence of an Exercise Event may be exercised at any time after it becomes vested. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date this Option expires.

5.       Manner of Exercise and Payment.

                  5.1 Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice delivered in person or by mail to the Secretary of the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Company, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

                  5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by the full exercise price for the Shares in respect of which this Option is being exercised in either of the following forms (or any combination thereof): (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of this Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) a combination of cash and the transfer of Shares; provided, however, that the Committee may determine that the exercise price shall be paid only in cash. In addition, following an Initial Public Offering, this Option may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the exercise price under this Option shall be valued at their Fair Market Value on the day preceding the date of exercise of this Option. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of this Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

                  5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which this Option is being exercised, the Company shall take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

                  5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to this Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full exercise price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a shareholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

         6. Effect of a Termination of Employment. Subject to Section 7 hereof, each Option shall terminate prior to the time set forth in Section 3 hereof as follows:

                  6.1 In the event the Optionee ceases to be employed by Datek for any reason other than his termination for Cause, the Optionee may, for a period ending thirty (30) days after such termination, but in no event beyond the expiration date of the Option as set forth in Section 3 hereof, exercise the Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable as of the date of such termination, after which time the Option shall automatically terminate in full; provided, however, if immediately following the termination of the Optionee's employment with Datek the Optionee becomes employed by the Company, this Option shall continue to remain outstanding in accordance with the terms hereof until the Optionee ceases to be employed by the Company in which case this Section 6 shall apply as if such termination from the Company had been a termination of the Optionee's employment with Datek.

                  6.2 If the Optionee's employment by Datek is terminated for Cause, the Option held by the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

         7.       Restrictions on Transfer.

                  This Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and this Option shall be exercisable during the lifetime of the Optionee only by the Optionee or his or her guardian or legal representative. The terms of this Agreement shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

         8.       Adjustment Upon Changes in Capitalization.

                  8.1 In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, subject to
Section 9, to the number and class of Shares or other stock or securities which are subject to this Option the exercise price therefor, if applicable.

                  8.2 If, by reason of a Change in Capitalization, the Optionee shall be entitled to exercise this Option with respect to new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to this Option, as the case may be, prior to such Change in Capitalization.

9.              Effect of Certain Transactions.

                  In the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company with or into any other corporation or other entity (a "Transaction"), this Option shall continue in effect in accordance with its terms, except that following a Transaction either
(i) this Option shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, the Optionee shall be entitled to receive in respect of each Share subject to this Option, upon exercise of this Option following the Transaction, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to this Option prior to such Transaction.

10.             Withholding of Taxes.

                  The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares.

11.              Market Standoff.

                  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's Initial Public Offering, neither the Optionee nor any holder of Shares acquired pursuant to the exercise of this Option shall sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any such Shares without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their Shares; provided, however, that in no event shall such period exceed 180 days. The limitations of this paragraph shall in all events terminate two years after the effective date of the Company's Initial Public Offering. Holders of Shares issued pursuant to the Option shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements.

                  In the event of any stock split, stock dividend, recapitalization, combination of Shares, exchange of Shares or other change affecting the Company's outstanding Shares effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the Shares acquired pursuant to the Option shall be immediately subject to the provisions of this Section 11, to the same extent the Shares are at such time covered by such provisions.


                  In order to enforce the limitations of this Section 11, the Company may impose stop-transfer instructions with respect to the Shares acquired pursuant to the Option until the end of the applicable standoff period.

12.             Modification of Agreement.

                  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

13.             Severability.

  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

14.             Regulations and Other Approvals; Governing Law.

                  14.1 Except as to matters of federal law, this Agreement and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

                  14.2 The obligation of the Company to sell or deliver Shares with respect to the Option shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  14.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

                  14.4 This Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to this Agreement is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, no payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                  14.5 Notwithstanding anything contained in this Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to this Agreement is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to this Option, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

                  14.6 Notwithstanding anything in this Agreement to the contrary, the Company may make any necessary or desirable modifications or amendments to this Option, including termination of this Option without payment therefore, in order to obtain or perfect any exemption or other relief from the Securities and Exchange Commission in connection with this Agreement or any equity plan of the Company or any of its Subsidiaries.

                  14.7 In the event of the Optionee's death, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Board or Committee shall determine.

         15.      No Limitation on Corporate Acts.

                  The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes to the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Shares or rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether similar in character or otherwise.

         16.       Successors in Interest.

                  This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

17.      Notices.

                  All notices provided for in this Agreement shall be in writing and shall be given when personally delivered or sent by registered or certified mail, return receipt requested; if intended for the Company, shall be addressed to it, attention of its General Counsel, at:

                  Island Holding Company, Inc.
                  50 Broad Street, 6th Floor
                  New York, NY 10004



or at such other address of which the Company shall have given notice to Optionee in the manner herein provided; and if intended for Optionee, shall be addressed to him at:

                  210 Clinton Street, Apt. 1
                  Brooklyn, NY 10021

or at such other address of which the Optionee shall have given notice to the Company in the manner herein provided.

         18.      Definitions.


                  18.1 "Board" means the Board of Directors of the Company.

                  18.2 "Cause" means (i) the commission by the Optionee of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by the Optionee of any act of moral turpitude,
(iii) fraud, dishonesty or other acts or omissions by the Optionee that result in a breach of any fiduciary or other material duty to Datek, the Company and/or its or their the subsidiaries or affiliates or (iv) continued alcohol or other substance abuse that renders the Optionee incapable of performing his material duties to the satisfaction of Datek, the Company and/or its of their subsidiaries or affiliates.

                  18.3 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

                  18.4 A "Change in Control" shall mean the occurrence of any of the following:

                           (a) An acquisition (other than directly from Datek or
the Company) of any Voting Securities of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of Voting Securities representing fifty percent (50%) or more of the then outstanding combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 18.4(a), Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean any direct or indirect acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) Datek, the Company or any Related Entity, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                           (b) The consummation of:

                                 (i) A merger, consolidation or reorganization
with or into the Company or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where:

                                        (A) the stockholders of the Company or
Datek, immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of (x) the corporation or other entity surviving or resulting from such Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a "Parent Corporation"), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; or

                                        (B) in which the Company is merged with
or into Datek or any subsidiary of Datek.

                                            (ii) A complete liquidation or
dissolution of the Company; or

                                            (iii) The sale or other disposition
of all or substantially all of the assets of the Company to any Person (other than a transfer to Datek or a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of Voting Securities Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.


                  18.5 "Code" means the Internal Revenue Code of 1986, as amended.

                  18.6 "Committee" means a committee appointed by the Board from time to time that is responsible for dealing with options to purchase Shares and to perform the functions set forth herein.

                  18.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  18.8 "Exercise Event" means the first to occur of (x) an Initial Public Offering of the Company and (y) a Change in Control (i) in which a majority of the Shares outstanding immediately before such Change in Control, are acquired for, or converted or exchanged into, cash, cash equivalents or marketable securities or (ii) after giving effect to which either the Company or the entity resulting from or surviving such Change in Control, or any Parent of them, is subject to the reporting requirements under Section 13 of the Exchange Act with respect to any class of equity securities.

                  18.9 "Fair Market Value" on any date means the closing sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

                  18.10 "Initial Public Offering" means the consummation of the first public widely distributed underwritten offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

                  18.11 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

                  18.12 "Securities Act" means the Securities Act of 1933, as amended.

                  18.13 "Shares" means the Series A-1F Common Stock, par value $0.001 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

                  18.14 "Subsidiary" means any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company.

                  18.15 "Voting Securities" means with respect to any entity, the shares of equity securities of such entity, as required by the context, generally allowed to vote in the election of the board of directors of such entity.


                                          ISLAND HOLDING COMPANY, INC.

                                          By:
                                               ----------------------------
                                          Matthew Andresen
                                          President & CEO

Attest:



----------------------------------------
Cameron Smith
Secretary



                                                   -----------------------------
                                                   Alex Goor